UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026
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A. O. Smith Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224
(Address of principal executive offices, including zip code)

(414) 359-4000
(Registrant’s telephone number)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	AOS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

A. O. Corporation (the “Company”) held its Annual Meeting of Stockholders on April 13, 2026, for the purposes of the election of the Company’s Board of Directors (the "Board"), to hold an advisory vote to approve the compensation of our named executive officers, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The voting results for the election of the Board were as follows:

Class A Common Stock Directors	For	Authority Withheld	Broker Non-Vote
Todd W. Fister	25,291,891	0	0
Victoria M. Holt	25,291,891	0	0
Michael M. Larsen	25,291,891	0	0
Stephen M. Shafer	25,291,891	0	0
Mark D. Smith	25,291,891	0	0
Kevin J. Wheeler	25,291,891	0	0
Common Stock Directors	For	Authority Withheld	Broker Non-Vote
Dr. Ilham Kadri	46,774,289	50,510,430	6,957,736
Christopher L. Mapes	61,888,554	35,396,165	6,957,736
Lois M. Martin	88,365,066	8,919,653	6,957,736
Aaron W. Saak	96,181,835	1,102,884	6,957,736

The advisory voting results for the approval of the compensation of our named executive officers were as follows:

Total Votes
For	33,953,726
Against	814,753
Abstain	251,885
Broker Non-Votes	695,774

The voting results for the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026, were as follows:

Total Votes
For	34,658,134
Against	1,047,736
Abstain	10,267
Broker Non-Votes	0

Item 8.01 Other Events.

At the Annual Meeting of Stockholders of the Company held on April 13, 2026, Dr. Ilham Kadri received more “withheld” votes than “for” votes for her election. In accordance with the Company’s Director Resignation Policy (the “Policy”), Dr. Kadri tendered to the Nominating and Governance Committee (the “Committee”) of the Board an offer of resignation from the Board, subject to a determination of the Board whether to accept the offer of resignation.

Following the tender of offer of resignation by Dr. Kadri and in accordance with the Policy, the Committee (with Dr. Kadri recusing herself) considered the offer of resignation at a meeting on April 14, 2026. Based upon, among other things, the skills and qualifications of Dr. Kadri to be a member of the Board, her past contributions to the Board, and the belief that the “withheld” votes for Dr. Kadri, who is a highly valued member of the Committee, were primarily reflective of stockholder views regarding the Company’s dual class capital structure and not because of any specific objection to Dr. Kadri, the Committee recommended that the Board reject the offer of resignation.

At a meeting of the Board on April 14, 2026, the Board (with Dr. Kadri recusing herself) reviewed and considered the Committee’s recommendation and, based on the recommendation of the Committee and its reasons for the recommendation, unanimously rejected the offer of resignation of Dr. Kadri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: April 17, 2026	By:	/s/James F. Stern
James F. Stern
Executive Vice President, Corporate Development, Strategy and Secretary